SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

          (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement            |_|  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)-2)
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to
     ss.240.14a-11(c) or ss.240.14a-12

                          MedSource Technologies, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:
(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing party:
(4)  Date filed:

                          MEDSOURCE TECHNOLOGIES, INC.

                          110 CHESHIRE LANE, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55305

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 5, 2002

TO THE STOCKHOLDERS OF
MEDSOURCE TECHNOLOGIES, INC.

         The annual meeting of stockholders of MedSource Technologies, Inc. will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, on Tuesday, November 5, 2002, at 2:00 p.m., local time, to consider the following:

         1. The election of three Class I directors to serve until the annual meeting of stockholders to be held in 2005 and until their respective successors are elected and qualified;

         2. A proposal to ratify the action of our board of directors in appointing Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2003; and

         3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on September 25, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed proxy exactly as your name appears on the proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                              By Order of the Board of Directors

                                              Joseph J. Caffarelli, Secretary

Minneapolis, Minnesota
September 30, 2002

                          MEDSOURCE TECHNOLOGIES, INC.
                          110 CHESHIRE LANE, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55305

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

         We are sending you this proxy statement on or about October 1, 2002, in connection with the solicitation by our board of directors of proxies in the accompanying form for use at our annual meeting to be held on November 5, 2002 and at any adjournments or postponements thereof.

         Only holders of record of our common stock as of the close of business on September 25, 2002 are entitled to notice of, and to vote at, our annual meeting. As of the close of business on that date, there were issued and outstanding an aggregate of 27,607,067 shares of our common stock. Each issued and outstanding share of our common stock on that date is entitled to one vote upon each matter to be acted upon at the annual meeting.

         The presence, in person or by proxy, of at least more than 50% of the total issued and outstanding shares of common stock entitled to vote at our annual meeting will constitute a quorum to transact business.

         All proxies received will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors. Management does not intend to bring before the annual meeting any matters other than those specifically described above and knows of no other matters to come before the annual meeting. If any other matters or motions come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the annual meeting. Proxies may be revoked at any time prior to their exercise by written notification to our Secretary at our principal executive offices located at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, by voting at the annual meeting or by submitting a later dated proxy.

         A plurality of votes cast at the annual meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the annual meeting in person or by proxy is required to ratify the selection of Ernst & Young as our independent auditors for fiscal 2003. Votes withheld, in the case of the election of directors, and abstentions with respect to the ratification of the selection of our independent auditors will not be considered votes cast in the final tally of votes with regard to those proposals but will be counted in determining whether a quorum is present.

         If you hold your shares through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative does not timely receive your instructions, it may vote on certain matters for which it has discretionary authority. If a broker or other representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Brokers and other representatives will be able to exercise discretionary voting authority on each matter that is presently scheduled to come before the meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information, as of September 25, 2002, regarding the beneficial ownership of:

         o our common stock by each person or group of affiliated persons that beneficially owns more than 5% of our outstanding common stock;

         o    our common stock by each of our directors;

         o our common stock by each of our executive officers named in the Summary Compensation Table; and

         o our common stock by all of our directors and executive officers as a group.

         Unless otherwise indicated below, the address for each listed director and executive officer is MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305. We have determined beneficial ownership in accordance with the rules of the SEC and, as a result, include voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership of common stock for each stockholder is based on 27,607,067 shares of our common stock outstanding as of September 25, 2002. The number of shares of our common stock outstanding used in calculating the percentage for each listed person includes the shares of our common stock underlying the options and warrants held by that person that are exercisable within 60 days following September 25, 2002.


                                                                  NUMBER OF SHARES       PERCENTAGE OF SHARES
BENEFICIAL OWNER                                                 BENEFICIALLY OWNED       BENEFICIALLY OWNED
----------------                                                 ------------------      --------------------
Richard J. Effress(a).....................................             680,146                   2.5
Joseph J. Caffarelli(b)...................................              31,250                     *
Daniel Croteau(c).........................................              38,321                     *
James Drill(d)............................................              90,000                     *
Rick McWhorter(e).........................................              26,666                     *
Joseph Ciffolillo(f)......................................              37,553                     *
John Galiardo(g)..........................................              48,283                     *
William J. Kidd(h)........................................           2,728,754                   9.9
T. Michael Long(i)........................................           3,418,570                  12.4
Ross Manire(j)............................................              84,249                     *
Carl S. Sloane(k).........................................              33,287                     *
Funds Affiliated with Whitney & Co.(l)....................           3,243,749                  11.8
The 1818 Fund III, L.P. (m)...............................           3,418,366                  12.4
Carla G. Kidd(n)..........................................           2,728,754                   9.9
Edward R. Mandell, as trustee(o)..........................             993,693                   3.6
All directors and executive officers as a group
  (14 persons)(p).........................................           7,365,412                  26.1


-----------

*        Represents less than 1% of our outstanding common stock.

(a) Includes (1)175,000 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002; and (2) 3,724 shares of our common stock owned by a trust established for the benefit of Mr. Effress`s current and future children, as to which Mr. Effress disclaims beneficial ownership. Does not include shares that may be transferred by the stockholder to affiliates of Whitney & Co., pursuant to a share transfer agreement to which the stockholder and such affiliates, among others, are parties.

(b) Includes 30,000 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002.
(c) Represents shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002.
(d) Includes 85,000 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002.
(e) Represents shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002.
(f) Represents (i) 9,375 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002; and (2) 28,178 shares of our common stock beneficially owned by River Edge Partners, Inc.
(g) Includes 18,750 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002.
(h) Includes (1) 898,998 shares of our common stock that are owned by Mr. Kidd's wife; (2) 1,233 shares of our common stock issuable upon exercise of a warrant owned by Mr. Kidd; (3) 9,566 shares of our common stock issuable upon exercise of a warrant owned by Mr. Kidd's wife; and
         (4) 989,969 shares of our common stock owned by various trusts established for the benefit of Mr. Kidd's children (of which 28,698 shares of our common stock are issuable upon exercise of warrants). Mr. Kidd disclaims beneficial ownership of the shares owned by his wife and these trusts. Does not include shares that may be transferred by the stockholder to affiliates of Whitney & Co. pursuant to a share transfer agreement to which the stockholder and such affiliates, among others, are parties.
(i) Mr. Long, a general partner of Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund III, L.P., may be deemed to be the beneficial owner of shares held of record by The 1818 Fund III, L.P. due to his role as co-manager of The 1818 Fund III, L.P. Mr. Long disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund III, L.P., except to the extent of his pecuniary interest therein.
(j) Includes (1) 18,750 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002; (2) 48,833 shares of our common stock beneficially owned by Manire Limited Partnership; and (3)16,666 shares of our common stock issuable upon exercise of a warrant. Mr. Manire is a director and officer of Odyssey Corp., the general partner of Manire Limited Partnership.
(k) Represents (1) 18,750 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002 and (2) 8,333 shares of our common stock issuable upon exercise of a warrant.
(l) Represents 2,929,412 shares of our common stock owned by J.H. Whitney III, L.P., 70,588 shares owned by Whitney Strategic Partners III, L.P. and 243,750 shares owned by J.H. Whitney Mezzanine Fund, L.P. J.H. Whitney Equity Partners III, LLC is the general partner of J.H. Whitney III and Whitney Strategic Partners III and has voting and investment power over their shares. Whitney GP, LLC is the general partner of Whitney Mezzanine Fund and has voting and investment power over its shares. Each of these funds is affiliated with Whitney & Co., LLC. Peter M. Castleman, Michael R. Stone, William Laverack, Jr., Jeffrey R. Jay, Daniel J. O `Brien, James H. Fordyce and Joseph D. Carrabino, Jr. are managing members of J.H. Whitney Equity Partners III, LLC and Whitney GP, L.L.C. Accordingly, they may be deemed to share beneficial ownership of the shares beneficially owned by J.H. Whitney III, Whitney Strategic Partners III and Whitney Mezzanine Fund, although they disclaim this beneficial ownership except to the extent of their pecuniary interest in J.H. Whitney III, Whitney Strategic Partners III and Whitney Mezzanine Fund. Does not include shares that may be transferred to J.H. Whitney III Strategic Partners pursuant to a share transfer agreement to which it, among others, is a party. The address of each beneficial owner is 177 Broad Street, Stamford, Connecticut 06901.

(m) Represents shares owned of record by The 1818 Fund III, L.P. Brown Brothers Harriman &Co. is the general partner of The 1818 Fund III. Mr. Long and Michael C. Tucker are partners of Brown Brothers Harriman & Co. and have the power to vote and dispose of these shares, but each disclaims beneficial ownership except to the extent of his pecuniary interest. The address of each beneficial owner is 59 Wall Street, New York, New York 10005.
(n) Includes (1) 828,988 shares of our common stock that are owned by Mrs. Kidd's husband; (2) 9,566 shares of our common stock issuable upon exercise of a warrant owned by Mrs. Kidd; (3) 1,233 shares of our common stock issuable upon exercise of a warrant owned by Mrs. Kidd's husband; and (4) 989,969 shares of our common stock owned by various trusts established for the benefit of Mrs. Kidd's children (of which 28,698 shares of our common stock are issuable upon exercise of warrants). Mrs. Kidd disclaims beneficial ownership of the shares owned by her husband and these trusts. Does not include shares that may be transferred by the stockholder to affiliates of Whitney & Co. pursuant to a share transfer agreement to which the stockholder and such affiliates, among others, are parties. Mrs. Kidd's address is c/o Kidd & Company, LLC, Three Pickwick Plaza, Greenwich, Connecticut 06830.
(o) Represents shares owned by trusts established for the benefit of Mr. and Mrs. Kidd's children, of which 28,698 shares of our common stock are issuable upon exercise of warrants. Also represents 3,724 shares owned by a trust established for the benefit of Mr. Effress's current and future children. Does not include shares that may be transferred by the trusts to affiliates of Whitney & Co. pursuant to a share transfer agreement to which the trusts, among others, are parties. The address of Mr. Mandell is c/o Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174.
(q) Includes (1) 553,329 shares of our common stock issuable upon exercise of options that are exercisable on or within 60 days of September 25, 2002; and (2) 64,496 shares of our common stock issuable upon exercise of warrants.

                              ELECTION OF DIRECTORS

         Our board of directors presently consists of eight directors, divided into three classes. The terms of office of Class I, Class II and Class III directors expire at our annual meetings of stockholders to be held during 2002, 2003 and 2004, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified.

         Unless otherwise directed, persons named in the enclosed proxy intend to cast all votes pursuant to proxies received for the election of Richard J. Effress, William J. Kidd and T. Michael Long as Class I directors to serve until the 2005 annual meeting of stockholders and until his successor is elected and qualified (those persons are referred to in this proxy statement as the "nominees"). Each nominee currently serves as a director and has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the proxies have discretionary authority to vote for one or more alternate nominees who will be designated by our board.

         A plurality of the votes cast at our annual meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

         Our board unanimously recommends a vote "FOR" each nominee.

BACKGROUND OF NOMINEES, CONTINUING DIRECTORS AND NON-DIRECTOR EXECUTIVE OFFICERS

         The following tables set forth the name, age (as of September 25, 2002) and background of each of our directors.

         NOMINEES (CLASS I)


NAME                           AGE                                       BACKGROUND
----                           ---                                       ----------
Richard J. Effress........      32     Mr. Effress was a co-founder of MedSource, has been the Chairman of our board of directors since inception and became Chief Executive Officer in January
                                       2000.  From May 1997 until January 2000, he worked as a principal at Kidd &
                                       Company, a venture management firm, of which he is also a founder. While at
                                       Kidd & Company he participated in the development of Chatham Technologies, a provider of custom electronic enclosure systems for the communications industry. Previously, he was an associate at Kidd, Kamm & Company, a private equity investment firm. Mr. Effress received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

William J. Kidd...........      61     Mr. Kidd was a co-founder of MedSource and has been a director since our inception. Bill was a founding principal of Kidd & Company, a venture management firm he founded in 1997. Prior to Kidd & Company, Mr. Kidd was a founding partner of Kidd, Kamm & Company, a private equity investment firm.  He received a B.A. and M.B.A. from Cornell University.



                                      -5-

NAME                           AGE                                       BACKGROUND
----                           ---                                       ----------
T. Michael Long...........      59     Mr. Long has been a director of MedSource since October 2000. He has been a
                                       Partner of Brown Brothers Harriman & Co., an investment bank, since 1983 and has been with Brown Brothers Harriman since 1971. He serves as a director of
                                       HCA, a company that owns and operates hospitals and related health care entities, Vaalco Energy Company, an independent energy company, and Genesee &
                                       Wyoming, a company that operates short line and regional freight railroads and provides related rail services.  Mr. Long received a B.A. from Harvard
                                       University and an M.B.A. from Harvard Business School.


             DIRECTORS WHOSE TERM OF OFFICE CONTINUES AFTER THE ANNUAL MEETING (CLASS II AND CLASS III)

NAME                           AGE                                       BACKGROUND

Joseph Ciffolillo.........      63     Mr. Ciffolillo has been a director of MedSource since April 2001. From 1983 until his retirement in May 1997, he worked at Boston Scientific, a medical technology company, most recently as Chief Operating Officer. Prior to Boston
                                       Scientific, he worked in several positions at Johnson & Johnson, a diversified medical products company, where he last served as president of
                                       Johnson & Johnson Orthopedics. He serves as a director of Boston Scientific and as Chairman of the Advisory Board of the Health Science Technology
                                       Division of Harvard University and Massachusetts Institute of Technology.
                                       Mr. Ciffolillo received his B.A. from Bucknell University.

John Galiardo.............      68     Mr. Galiardo has been a director of MedSource since January 2000. From 1977 until his retirement in January 2000, he worked at Becton Dickinson, a medical technology company, where he was Vice Chairman and General Counsel.
                                       He is a director of Gynetics, a healthcare products company, VISX
                                       Incorporated, a company that develops products and procedures to improve eyesight using lasers, and the New Jersey Manufacturers Insurance Companies,
                                       an insurance company. Jack received a B.S. from the University of Maryland and an LL.B. from Columbia Law School.

Ross Manire...............      50     Mr. Manire has been a director of MedSource since November 2000. Mr. Manire has been Chairman and CEO of ClearLinx Network Corporation, a wireless network company, since September 2002.  Mr. Manire was President of
                                       Flextronics Enclosures, a division of Flextronics International, an electronics contract manufacturer from September 2000 until August 2002. He was the President and CEO of Chatham Technologies, Inc., which merged with
                                       Flextronics in September 2000. Prior to joining Chatham in 1999, Ross was
                                       Senior Vice President of the Carrier Systems Business Unit of 3Com
                                       Corporation, a provider of networking solutions, a position he held since
                                       1997. Previously, he served in various executive positions with U.S. Robotics including Chief Financial Officer, Senior Vice President, Operations, and
                                       General Manager, Network Systems Division.  Mr. Manire holds a B.A. from
                                       Davidson College and an M.B.A. from the University of Chicago.



                                                        -6-

NAME                           AGE                                       BACKGROUND
----                           ---                                       ----------
Carl S. Sloane............      65     Mr. Sloane was a director of MedSource from January 2000 through October 2000 and re-joined our board in January 2002. He was the Ernest L. Arbuckle
                                       Professor of Business Administration at Harvard Business School from 1991 until his retirement in 2000, and is presently Professor Emeritus.
                                       Previously, Carl spent thirty years in management consulting, the last twenty with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief
                                       Executive Officer. He is also an independent consultant and serves as a director of Ionics, Incorporated, a water purification company, Rayonier
                                       Inc., a forest products company, and The Pittston Co., a company engaged in security and gold, timber and natural gas operations.


                                 INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

         The following table sets forth the name, age (as of September 25, 2002) and background of each of our executive officers and key employees who is not a director.

NAME                           AGE                                       BACKGROUND
----                           ---                                       ----------
Joseph J. Caffarelli......      57     Mr. Caffarelli joined MedSource in February 2001 as Senior Vice President,
                                       Chief Financial Officer and Treasurer. From April 1999 until December 2000, he was Senior Vice President and Chief Financial Officer of Airspan Networks,
                                       a wireless communications equipment company, and from November 1994 until
                                       February 1999, he was the Executive Vice President and Chief Financial
                                       Officer of Physio-Control, a medical equipment company. Joe also served in numerous senior financial management positions at General Electric, a diversified industrial corporation.  Mr. Caffarelli received a B.A. from the
                                       State University of New York.

Daniel Croteau............      37     Mr. Croteau joined MedSource in August 1999 as Director of Business
                                       Development, became our Vice President--Business Development in January 2000
                                       and became our Vice President--Corporate Development in December 2001. From
                                       July 1997 until July 1999, he was a consultant at Booz Allen & Hamilton in
                                       Sydney, Australia. Previously, he worked at General Electric, a diversified industrial corporation, in various technical marketing, sales, and general management roles.  Mr. Croteau has a B.S. from the University of Vermont and an M.B.A. from Harvard Business School.

James W. Drill............      37     Mr. Drill joined MedSource in February 1999 as Vice President--Sales and
                                       Marketing. From 1994 until 1999, he worked at Parametric Technology
                                       Corporation, a developer and marketer of design and manufacturing software platforms, where he was Senior Vice President--North America West and served in several other senior sales management positions throughout the United
                                       States and Europe. Prior to that he worked at International Business
                                       Machines, a computer manufacturer.  Mr. Drill has a B.S. from the University of Wisconsin-Madison.



                                                        -7-

William Ellerkamp.........      43     Mr. Ellerkamp joined MedSource in June 2000 as Vice President--Market
                                       Development. From 1995 until 2000, he worked at TFX Medical, a supplier of engineered components, assemblies and products to medical device and equipment original equipment manufacturers, most recently as President. Prior to that he spent over ten years in Europe with Teleflex and Rusch
                                       International in various sales and marketing positions.  Mr. Ellerkamp has a
                                       B.A. from Colgate University and an M.B.A. from the London Business School.

Richard McWhorter.........      54     Mr. McWhorter joined MedSource in March 2001 as Senior Vice
                                       President--Operations. From 1977 until 2001, he worked at Baxter Healthcare
                                       International, a global healthcare manufacturing company, where he was most recently Vice President--Manufacturing of Baxter's I.V. Systems group. Prior to that he worked at Ludlow Corporation, a textile manufacturing company.
                                       Mr. McWhorter has a B.S. and M.B.A. from Delta State University.

Ralph Polumbo.............      50     Mr. Polumbo joined MedSource in April 1999 as Vice President--Human Resources
                                       and Integration. From 1995 until 1999, he worked at Rubbermaid, a company that produces and markets products principally in the home, juvenile and commercial products categories, where he held several positions including
                                       Vice President of Integration and Vice President of Human Resources for
                                       Rubbermaid's Home Products division. Previously, he worked at The Stanley
                                       Works, a tool manufacturer, in a variety of positions including Vice
                                       President of Human Resources and Vice President of Operations.  Mr. Polumbo
                                       has a B.S. from the Wharton School of the University of Pennsylvania and a
                                       Masters of Labor and Industrial Relations from Michigan State University.

Rich Snider...............      51     Mr. Snider joined MedSource in February 2000 as Vice President--New Product
                                       Introduction. From 1996 until 2000, he worked at Bridge Medical, a start-up medical device and information company, where he was a Vice President and co-founder. Rich served in various senior management positions at Amcare
                                       Health Services, McGaw, and Quest Medical.  Mr. Snider has a B.S. degree in
                                       Mechanical Engineering from Southern Methodist University and an M.B.A. from
                                       Louisiana State University.

Doug Woodruff.............      45     Mr. Woodruff joined MedSource in January 2000 as Vice President--Regulatory
                                       Affairs and Quality Assurance. From 1998 until 2000, he was the Vice
                                       President--Quality Assurance and Technical Services for Tenax Corporation, a
                                       company acquired by MedSource. From 1996 to 1998 he was the Director of
                                       Quality Assurance and Regulatory Affairs for the Meadox Division of Boston
                                       Scientific, a medical technology company.  Mr. Woodruff has a B.S. and M.S.
                                       from Washington State University.

COMMITTEES OF THE BOARD

         We have an audit committee and a compensation and benefits committee, but we do not have a nominating committee.

         Our audit committee consists of Messrs. Ciffolillo, Long, Manire and Sloane, each of whom we believe meets the independence requirements for audit committee members under the listing standards of the Nasdaq Stock Market's National Market, on which our common stock is listed. Our audit committee provides assistance to our directors in fulfilling their oversight responsibility to ensure that management is maintaining an adequate system of internal controls to assure:

         o that assets are safeguarded and that financial reports are properly presented;

         o consistent application of generally accepted accounting principles; and

         o    compliance with management's policies and procedures.

         The specific functions and responsibilities of our audit committee are set forth in our audit committee's written charter, which was adopted by our board of directors. Our audit committee reviews and reassesses the charter annually and recommends any changes to the board for approval. A copy of the charter is attached as Appendix A to this proxy statement. A report of our audit committee appears under the caption "--Audit Committee Report," below. Our audit committee met six times during the past fiscal year.

         Our compensation and benefits committee consists of Messrs. Ciffolillo, Galiardo, Long and Sloane and is authorized to determine management and executive compensation and establish health and benefit plans and other compensation policies. Our compensation and benefits committee is also responsible for the administration of our stock plans, including reviewing management's recommendation with respect to grants of awards and taking other actions that may be required in connection with our compensation and incentive plans. Our compensation and benefits committee met eight times during the past fiscal year and acted by written consent on one occasion during the past fiscal year.

         Our board met eleven times during the past fiscal year. Each incumbent director attended at least 75% of the meetings of our board and committees on which he served which were held during the fiscal year.

AUDIT COMMITTEE REPORT

         Management has the primary responsibility for our financial reporting process, including our financial statements, while our board is responsible for overseeing our accounting, auditing and financial reporting practices. Our independent auditors have responsibility for examining our annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting our board in fulfilling its oversight responsibility with respect to our year ended June 30, 2002, our audit committee:

         o reviewed and discussed the audited financial statements for our fiscal year ended June 30, 2002 with management and Ernst & Young LLP, our independent auditors;

         o discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         o received the written disclosures and the letter from Ernst & Young regarding its independence as required by Independence Standards Board Standard No. 1.

         Our audit committee also discussed Ernst & Young's independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors. See "Ratification of the Selection of Auditors."

         Based on the foregoing review and discussions, our audit committee recommended to our board that our audited financial statements for the fiscal year ended June 30, 2002 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                                      Respectfully,

                                                      Ross Manire, Chairman
                                                      Joseph Ciffolillo
                                                      T. Michael Long
                                                      Carl S. Sloane

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers during our fiscal years ended June 30, 2002 and 2001:

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                               ANNUAL                  AWARDS
                                                            COMPENSATION             NUMBER OF
                                             FISCAL    ---------------------         SECURITIES        ALL OTHER
                                              YEAR     SALARY          BONUS     UNDERLYING OPTIONS   COMPENSATION
                                             ------    ------          -----     ------------------   ------------
Richard J. Effress ......................     2002     $268,750       $ 84,960(b)      100,000        $     --
   Chairman and Chief Executive Officer .     2001      250,000         50,000         300,000              --
Joseph J. Caffarelli ....................     2002      223,750         44,756(b)           --              --
   Senior Vice President, Chief Financial     2001       82,500(a)      25,000         120,000          32,590(c)
   Officer, Secretary and Treasurer
Daniel Croteau ..........................     2002      206,458         34,757(b)       41,620              --
   Vice President - Corporate ...........     2001      152,083         30,751          50,000          23,648(c)
    Development

James W. Drill ..........................     2002      225,000         29,140(b)           --              --
   Vice President - Sales and Marketing .     2001      208,333         41,466              --              --
Richard McWhorter .......................     2002      223,750         28,669(b)       20,000              --
   Senior vice President - Operations ...     2001       71,782(a)      12,822         100,000              --


---------------
(a) Messrs. Caffarelli and McWhorter began working for us in February 2001 and March 2001, respectively. Accordingly, the amounts listed as their salary for fiscal 2001 reflects amounts actually paid from the amount they were paid as salary from their start dates until June 30, 2001.
(b)      Bonus for fiscal year 2002 includes $56,560, $23,138, $23,138, $19,427 and $23,138 that we paid to Messrs. Effress, Caffarelli, Croteau, Drill and McWhorter, respectively, in the form of restricted stock grants valued at a price per share equal to the closing sales price per share of our common stock on Nasdaq on the last trading day of our fiscal year ended June 30, 2002.
(c) We reimbursed the named executive for relocation-related expenses in the amount listed under "All Other Compensation."

OPTION GRANTS DURING YEAR ENDED JUNE 30, 2002

         The following table shows grants of stock options to our Chief Executive Officer and to the other executive officers named in the Summary Compensation Table above during our fiscal year ended June 30, 2002.

         All options were granted under our 1999 stock plan. Except where noted, these options were granted at exercise prices equal to the fair market value of our common stock as determined by our board of directors on the dates of grant. The percentage of options granted is based on options to purchase an aggregate of 739,624 shares of our common stock granted by us during the fiscal year ended June 30, 2002 to our employees, including the named executive officers.

         The potential realizable value amounts in the last two columns of the following chart are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year term. Potential realizable value for options granted prior to our IPO on March 27, 2002 has been calculated using the initial public offering price of $12.00 per share, although we estimate that, in each case, the fair market value of our stock at the time the option was granted was less than that amount. These number are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.


                                                                                                   POTENTIAL
                                                   INDIVIDUAL GRANTS                **          REALIZABLE VALUE
                                                                                                   AT ASSUMED
                                NUMBER OF       PERCENT OF                                      ANNUAL RATES OF
                                SECURITIES     TOTAL OPTIONS                                      STOCK PRICE
                                UNDERLYING      GRANTED TO      EXERCISE                          APPRECIATION
                                 OPTIONS       EMPLOYEES IN     PRICE PER    EXPIRATION            FOR OPTION
NAME                             GRANTED      FISCAL YEAR (%)   SHARE ($)       DATE            5%             10%
----                             -------      ---------------   ---------       ----            --             ---
Richard J. Effress.......      100,000(a)           13.5%      $   17.00       11/13/11     $  254,674     $1,412,491
Joseph C. Caffarelli.....           --                --              --             --             --             --
Daniel Croteau...........        6,667(a)              *           17.00       11/13/11         16,979         34,171
                                 1,620(a)              *           17.00       11/13/11          4,126         22,882
                                33,333(b)            4.5           17.00        1/17/12         84,890        470,826
James W. Drill...........           --                --              --             --             --             --
Richard McWhorter........        6,667(a)              *           17.00       11/13/11         16,979         94,171
                                13,333(b)            1.8           17.00        1/17/12         33,956        188,327

----------
*        Less than one percent.
(a) Vests as to one-fourth of such shares on November 13 of each of 2002, 2003, 2004 and 2005.
(b) Vests as to one-fourth of such shares on January 17 of each of 2003, 2004, 2005 and 2006.

STOCK OPTION VALUES AS OF JUNE 30, 2002

         The following table provides summary information concerning stock option exercises during our year ended June 30, 2002 and stock options held as of June 30, 2002 by our Chief Executive Officer and by the other executive officers named in the Summary Compensation Table above.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED      VALUE       OPTIONS AS OF JUNE 30, 2002     AS OF JUNE 30, 2002(A)
NAME                         ON EXERCISE    REALIZED     EXERCISABLE  UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
----                         -----------    --------     -----------  -------------     ----------- -------------
Richard J. Effress.......       --             --          150,000       250,000              --          --
Joseph J. Caffarelli.....       --             --           30,000        90,000              --          --
Daniel Croteau...........       --             --           27,500        94,120              --          --
James W. Drill...........       --             --           85,000        45,000         $ 7,500          --
Richard McWhorter........       --             --           25,000        95,000              --          --


(a) Determined based on the fair market value of the underlying securities (the closing sales price ($12.25) per share of common stock on Nasdaq on the last trading date of the fiscal year ended June 30, 2002, minus the exercise price.)

DIRECTOR COMPENSATION

         We pay our non-employee directors $10,000 per year, payable, at their option, in cash or shares of our common stock. During fiscal 2002, we granted each non-employee director an option to purchase 2,100 shares of our common stock and expect to grant an option to purchase additional common stock to each non-employee director during fiscal 2003. We reimburse directors for reasonable expenses incurred in attending board or committee meetings.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about our equity compensation plans as of June 30, 2002:


                                                                                               NUMBER OF SECURITIES
                                NUMBER OF SECURITIES TO            WEIGHTED-AVERAGE          REMAINING AVAILABLE FOR
                                BE ISSUED UPON EXERCISE           EXERCISE PRICE OF              FUTURE ISSUANCE
                                OF OUTSTANDING OPTIONS,          OUTSTANDING OPTIONS,             UNDER EQUITY
        PLAN CATEGORY             WARRANTS AND RIGHTS            WARRANTS AND RIGHTS            COMPENSATION PLANS
        -------------           -----------------------          -------------------         -----------------------
Equity compensation plans
approved by security holders.            3,063,314                     $15.02                           2,056,680 (a)
Equity compensation plans
not approved by security
holders......................                   --                         --                                  -- (b)
                               ---------------------------      -----------------------      --------------------
  Total......................            3,063,314                     $15.02                           2,056,680
                               ===========================      =======================      ====================

----------
(a) Includes 500,000 shares available for issuance under our 2001 Employee Stock Purchase Plan. The number of shares reserved for issuance under the purchase plan is subject to an annual increase on the first day of each fiscal year equal to the lowest of 750,000 shares, 2.5% of our outstanding stock on that date or such lesser amount as may be determined by our board of directors.
(b) Does not include shares that we may issue to non-employee directors in the future (as described above under "-- Director Compensation," we pay our non-employee directors $10,000 per year, payable, at their option, in cash or stock).

EMPLOYMENT ARRANGEMENTS

         We have entered into the following employment agreements with our Chief Executive Officer and the other executive officers named in the Summary Compensation Table above:

         o our employment agreement with Mr. Effress that provides him with a base salary of $275,000, subject to increase by the compensation and benefits committee, and a bonus opportunity of at least 100% of his base salary at target performance;

         o our employment agreement with Mr. Caffarelli that provides him with a base salary of $225,000, subject to increase by the compensation and benefits committee, and a bonus opportunity of at least 50% of his base salary at target performance;

         o our employment agreement with Mr. Croteau that provides him with a base salary of $225,000, subject to increase by the compensation and benefits committee, and a bonus opportunity of at least 50% of his base salary at target performance;

         o our employment agreement with Mr. Drill that provides him with a base salary of $225,000, subject to increase by the compensation and benefits committee, and a bonus opportunity of at least 50% of his base salary at target performance; and

         o our employment agreement with Mr. McWhorter that provides him with a base salary of $225,000, subject to increase by the compensation and benefits committee, and a bonus opportunity of at least 50% of his base salary at target performance.

         Additionally, Messrs. Effress, Caffarelli, Croteau, Drill, McWhorter, Polumbo, Snider and Woodruff have entered into employment severance and termination agreements that provide for them to receive an amount equal to their base salary for one year following a termination by us without cause or following a termination by them for good reason. The amount would be reduced by any amounts they receive from any new employer during the year (but they will in any event receive an amount at least equal to their base salary for six months) and payment is conditioned upon their agreement not to compete with us or solicit our employees or customers during that one-year period. If any of these employees are terminated without cause or leave MedSource with good reason within one year following a change of control of MedSource, we would be required to pay them a lump sum equal to two times the highest annual cash compensation they received during their three prior years of employment and would be required to provide them with health benefits for 24 months following termination. Receipt of the lump sum payment would not be conditioned upon their agreement not to compete or solicit our employees or customers. In the event of a change of control, the options held by Messrs. Effress, Caffarelli, Croteau, Drill, Ellerkamp, McWhorter, Polumbo, Snider and Woodruff will become immediately exercisable in full.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The members of our compensation and benefits committee are Messrs. Ciffolillo, Galiardo, Long and Sloane.

         We paid $0.3 million of the proceeds from our initial public offering to Mr. Sloane for the redemption of our Series E preferred stock issued to finance our acquisition of HV Technologies, together with accrued and unpaid dividends thereon.

REPORT WITH RESPECT TO EXECUTIVE COMPENSATION DETERMINATIONS

         The following report with respect to our compensation policies applicable to the determination of the compensation of our executive officers for fiscal 2002 is presented by our compensation and benefits committee.

         EXECUTIVE COMPENSATION. Compensation of executive officers is comprised of salary as a base compensation, bonuses as a means of short-term incentive compensation and stock options and restricted stock grants to foster long-term incentive.

         All determinations as to the compensation of an executive officer who is also a member of our board is made on an individual basis by our board, based on recommendations of our compensation and benefits committee and after consultation with senior management, although an executive officer who is also a member of the board does not participate in the board's determination of his own compensation. In making its decisions as to base salary, our board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors, without ascribing specific weights to these factors. Bonuses are based upon our performance, as well as the executive's overall performance, contribution toward our profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The compensation (salary and bonuses) of executive officers who are not members of our board is determined by senior management utilizing similar subjective criteria.

         Historically we used stock options as the primary method of providing long-term incentive compensation to key employees, including our executive officers. Beginning in fiscal 2002, we also began issuing restricted stock grants to provide long-term incentive to our key employees, including our executive officers. Our board granted the restricted stock as part of the total bonus payable to our key employees for fiscal 2002. Our board believes that stock options and restricted stock foster the interest of key employees in seeking our long-term growth, as well as linking their interests with the overall interest of stockholders. In determining when to grant options and restricted stock and the size of the award to any particular executive, our board takes into consideration factors such as the executive's position, level of responsibility, value to us, objectives, accomplishments and performance, the incentive and objectives intended to be provided, when the last prior option was granted to the individual, the individual's other compensation and the recommendation of senior management. No one factor is given special weight, but decisions are made based on an overall assessment of each individual.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Our board, in determining the fiscal 2002 annual compensation of Mr. Effress, our Chief Executive Officer, determined to increase his base salary to $275,000 per year, increase his bonus opportunity to a specified percentage of his base salary if we achieve certain operational targets and grant him options to purchase 100,000 shares of common stock, based upon Mr. Effress's leadership, experience, knowledge and reputation in the industry in which we conduct business, subject to re-evaluation during the year if circumstances warrant. Our board has determined that Mr. Effress's compensation should remain at current levels in fiscal 2003, subject to re-evaluation during the year if circumstances warrant.

         CERTAIN TAX LEGISLATION. Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. We believe that all of the fiscal 2002 compensation of our executive officers, including compensation resulting from the exercise of stock options, is deductible.

                                                     Respectfully,

                                                     John Galiardo, Chairman
                                                     Joseph Ciffolillo
                                                     T. Michael Long
                                                     Carl S. Sloane

STOCKHOLDER RETURN PERFORMANCE GRAPH

         Our common stock has been listed on the Nasdaq Stock Market's National Market since March 27, 2002. The following graph compares the cumulative total stockholder return to holders of our common stock with the Nasdaq National Market and the Nasdaq Medical Equipment Index. The comparison assumes $100 was invested on March 27, 2002 in our common stock and in each of the comparison groups, and assumes reinvestment of dividends (we paid no dividends during the periods):

                                                                 Cumulative Total Return
                                        -----------------------------------------------------------------
                                            3/27/02         3/02         4/02         5/02          6/02

MEDSOURCE TECHNOLOGIES, INC.                 100.00       108.00       108.25        98.92        102.08
NASDAQ STOCK MARKET (U.S.)                   100.00       106.56        97.71        93.41         84.95
NASDAQ MEDICAL EQUIPMENT                     100.00       103.47       103.14       100.70         94.67
Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc.  All rights reserved.
www.researchdatagroup.com/S&P.htm


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership, and reports of changes of ownership, of our equity securities with the Securities and Exchange Commission and furnish copies of those reports to us. Based solely upon a review of the copies of the reports furnished to us to date and representations that no reports were required, we believe that all reports required to be filed by such persons with respect to our fiscal year ended June 30, 2002 were timely filed, except that the Initial Statement of Beneficial Ownership of Securities on Form 3 of Mr. Manire one of our directors, was filed eight days late (such report set forth Mr. Manire's directorship and holdings of the registrant's securities as of the effective date of the registrant's registration statement on Form S-1), Mr. Sloane has not yet reported the acquisition of 6,000 shares of our common stock in our initial public offering and that Messrs. Croteau and Snider have not yet reported option grants that they received during our fiscal year ended June 30, 2002.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH RELATED PARTIES IN CONNECTION WITH OUR INITIAL PUBLIC OFFERING

         We paid a portion of the proceeds from our initial public offering to related parties as follows:


                 STOCKHOLDER                      AMOUNT OF PAYMENT                        PURPOSE
                 -----------                      -----------------                        -------
o  J.H. Whitney III, L.P. and Whitney           o  $4.3 million         o  Accrued and unpaid dividends on our
   Strategic Partners III, L.P.                                            Series B preferred stock

o  J.H. Whitney Mezzanine Fund, L.P.            o  $16.0 million        o  Redemption (with premium) of our $15.0
                                                                           million senior subordinated promissory
                                                                           note
o  Whitney Mezzanine Management                 o  $$1.2 million        o  Accrued and unpaid fees due under, and
   Company, LLC                                                            termination of, management agreement
o  Ross Manire                                  o  $0.5 million         o  Redemption of our Series E preferred
                                                                           stock issued to finance our acquisition
                                                                           of HV Technologies, together with accrued
                                                                           and unpaid dividends thereon
o  Carl S. Sloane                               o  $0.3 million         o  Redemption of our Series E preferred
                                                                           stock issued to finance our acquisition
                                                                           of HV Technologies, together with accrued
                                                                           and unpaid dividends thereon
o  Kidd & Company, LLC                          o  $2.5 million         o  Accrued and unpaid fees due under, and
                                                                           termination of, management agreement
o  William J. Kidd, Carla G. Kidd and various   o  $1.3 million         o  Redemption of our Series E preferred
   trusts for the benefit of their children                                stock issued to finance our acquisition
                                                                           of HV Technologies, together with accrued
                                                                           and unpaid dividends thereon


SERIES E PREFERRED STOCK ISSUED TO RELATED PARTIES

         In connection without our issuance during December 2001 of an aggregate of 6,000 shares of our Series E preferred stock, together with warrants to purchase an aggregate of 200,000 shares of our common stock at $0.01 per share, we issued the following securities:


                 STOCKHOLDER                     AGGREGATE INVESTMENT                SECURITIES RECEIVED
                 -----------                     --------------------                -------------------
o  Ross Manire                                  o  $0.5 million         o  500 shares of our Series E preferred
                                                                           stock, together with warrants to purchase
                                                                           an aggregate of 16,667 shares of our
                                                                           common stock at $0.01 per share
o  Carl S. Sloane                               o  $0.3 million         o  250 shares of our Series E preferred
                                                                           stock, together with warrants to purchase
                                                                           an aggregate of 8,333 shares of our
                                                                           common stock at $0.01 per share


                                                       -19-

                 STOCKHOLDER                     AGGREGATE INVESTMENT                SECURITIES RECEIVED
                 -----------                     --------------------                -------------------

o  William J. Kidd, Carla G. Kidd and various   o  $1.2 million         o  1,185 shares of our Series E preferred
   trusts for the benefit of their children                                stock, together with warrants to purchase
                                                                           an aggregate of 39,500 shares of our
                                                                           common stock at $0.01 per share


         We used the proceeds of the issuance of our Series E preferred stock and warrants to finance our acquisition of HV Technologies.

         At the same time we issued our Series E preferred stock, we obtained the consent of certain affiliates of Whitney & Co., a 5% stockholder, to complete our acquisition of HV Technologies, amended certain of the financial covenants to which we were subject under an agreement we had with those affiliates in order to make the covenants less restrictive and agreed to register one-half of the Series Z preferred stock owned by Whitney Mezzanine Fund in our initial public offering for sale upon exercise, if any, of the underwriters' over-allotment option in our initial public offering. In connection with that consent, we paid Whitney Mezzanine Fund a fee of $37,500, and we increased by $0.8 million the amount payable by us to Whitney Mezzanine Fund upon redemption of our 12.5% senior subordinated notes assuming that we redeem these notes by March 30, 2002.

         The underwriters in our initial public offering exercised the over-allotment option in our initial public and, as a result, Whitney Mezzanine Fund sold 243,750 shares of our common stock and received gross proceeds of $2,925,000.

CERTAIN SERVICES PROVIDED TO US BY RELATED PARTIES

         When we began our options during March 1999, Kidd & Company agreed to perform management and acquisition-related services for us until March 2006. In exchange for these services, we agreed, among other things, to pay an annual fee equal to $1.0 million plus a percentage of the aggregate consideration paid by us in future acquisitions. We also agreed to reimburse Kidd & Company for the reasonable out-of-pocket costs and expenses that it incurred, and to indemnify Kidd & Company and its agents for damages that they suffer, in connection with providing these services. We paid Kidd & Company fees of $1.0 million under these agreements for the period during the year ended June 30, 2002.

         When we began our options during March 1999, Whitney Mezzanine Management Company, LLC, an affiliate of Whitney & Co., also agreed to perform management services for us until March 2006. In exchange for these services, we agreed, among other things, to pay Whitney Mezzanine Management Company an annual fee equal to $0.4 million plus a percentage of the aggregate consideration paid by us in connection with future acquisitions. We also agreed to reimburse Whitney Mezzanine Management Company for the reasonable out-of-pocket costs and expenses that it incurred, and to indemnify Whitney Mezzanine Management Company and its agents for damages that they suffer, in connection with providing these services. We paid Whitney Mezzanine Management Company fees of $0.8 during the year ended June 30, 2002.

         At the time, we entered into the agreements with Kidd & Company and Whitney Mezzanine Management Company we had a limited amount of management support and relatively few staff to help us with matters such as budgeting, financial planning, implementation of our business plan and identification of candidates for senior management positions. By the time of our initial public offering, we had developed sufficient internal resources to enable us to determine the services that Kidd & Company and Whitney Mezzanine Management Company had agreed to perform for us were either performed in-house or were not required. As a result, Kidd & Company agreed to terminate these agreements in exchange for a cash payment of $2.0 million upon completion of our initial public offering, and Whitney Mezzanine Management Company agreed to terminate this agreement in exchange for a cash payment of $0.9 million upon completion of our initial public offering.

OTHER TRANSACTIONS WITH RELATED PARTIES

         Until March 2002, we leased real property in Brooklyn Park, Minnesota from a partnership controlled by the father of Wayne Kelly, a former director, under two different leases that we entered into during March 1999. During May 2002, the property containing our Brooklyn Park facility was sold to an unaffiliated third party. We continue to lease additional property from the partnership controlled by Mr. Kelly's father. For the period from March 30, 1999 (inception) through July 3, 1999 and years ended July 1, 2000, June 30, 2001, and June 30, 2002, our rent payments under the two leases to the partnership controlled by Mr. Kelly's father were approximately $0.1 million, $0.4 million, $0.4 million and $0.4 million, respectively. The remaining lease with the partnership controlled by Mr. Kelly's father expires at the end of March 2009 and provides for aggregate annual payments of $30,000 per year through March 2009.

         Whitney & Co. and The 1818 Fund III each have the right to require us to register their shares under the Securities Act after September 23, 2002, subject to the right of the underwriters in an underwritten public offering to decrease the number of shares offered by them due to market conditions.. If either of them makes such a request, then Messrs. Effress, Galiardo, Kidd, Kelly, Manire and Sloane, and other stockholders have the right to require us to register their shares under the Securities Act, subject to the right of the underwriters in an underwritten public offering to decrease the number of shares offered by them due to market conditions.

                      RATIFICATION OF SELECTION OF AUDITORS

         Our board has, subject to stockholder ratification, selected Ernst & Young as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2003.

AUDIT FEES

         Audit fees billed and expected to be billed by Ernst & Young for its audits of the annual financial statements of the Company and its subsidiaries for the year ended June 30, 2002 and for its reviews of the financial statements included in Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year were $159,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not engage Ernst & Young to provide advice regarding financial information systems design or implementation during the fiscal year ended June 30, 2002.

ALL OTHER FEES

         Fees billed and expected to be billed by Ernst & Young for all other services rendered to us during our year ended June 30, 2002 were $532,400, including audit related services of $379,700 and non-audit related services of $152,700. Audit related services principally include fees for assistance with our initial public offering and assistance with due diligence in our acquisition of HV Technologies. Non-audit related fees consist primarily of tax related services. Ernst & Young did not render consulting services to us during our year ended June 30, 2002.

         In connection with the standards for independence of our independent public accountants promulgated by the Securities and Exchange Commission, our audit committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

ANTICIPATED ATTENDANCE BY ERNST & YOUNG AT THE ANNUAL MEETING

         Ernst & Young has indicated to us that it intends to have a representative present at our annual meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he or she so desires.

REQUIRED VOTE

         A resolution will be submitted to stockholders at our annual meeting for the ratification of our board's selection of Ernst & Young as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2003. The affirmative vote of a majority of the votes cast at our annual meeting in person or by proxy will be required to adopt this resolution. Our board recommends a vote "FOR" this resolution. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

         If the resolution selecting Ernst & Young as independent public accountants is adopted by our stockholders, our board nevertheless retains the discretion to select different auditors should it then deem it in our best interests. Any such future selection need not be submitted to a vote of stockholders.

                                  MISCELLANEOUS

COST OF SOLICITING PROXIES

         We will pay the cost of solicitation of proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners of our common stock. Proxies may be solicited without extra compensation by certain of our officers and regular employees by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

STOCKHOLDER PROPOSALS

         From time to time stockholders may present for consideration at meetings of stockholders proposals that may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with those meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in our proxy statement and form of proxy to be used in connection with our 2003 annual meeting of stockholders, which we expect to be held on or about November 4, 2003, must be received by us by June 1, 2003. Any such proposals, as well as any questions relating thereto, should be directed to MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, Attention: Corporate Secretary.

         Our certificate of incorporation and bylaws, as presently in effect, require stockholders who intend to nominate directors or propose business at any annual meeting to provide timely notice of such intended action, as well as certain additional information, to us. To be timely, such notice and information must be received by our Corporate Secretary at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305 not less than 90 nor more than 120 days prior to date of the annual meeting. However, in the event less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, advance notice of nominations or business proposed by a stockholder to be timely must be received by us not later than the close of business on the tenth calendar day following the date on which such notice or public disclosure of the date of the annual meeting was mailed or such public disclosure was made. Copies of our bylaws are available upon request made to our Corporate Secretary.

                                              By Order of the Board of Directors

                                              Joseph J. Caffarelli, Secretary
                                              Minneapolis, Minnesota

September 30, 2002

                                   APPENDIX A
                                   ----------

                          MEDSOURCE TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         This charter governs the operations of the audit committee ("committee"). The committee shall be appointed by the Board of Directors ("Board") and shall comprise at least three directors including one director designated to serve as chairperson. Each member of the committee is to be independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

         The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, the committee is responsible for maintaining free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate expectation for quality financial reporting, sound business risk practices, and ethical behavior.

PROCESSES

         The principal recurring processes of the audit committee for carrying out its oversight responsibilities are detailed in the following paragraphs.

         The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the committee as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

         The committee shall discuss with the independent auditors the overall scope and plans for their audit(s) including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk, and legal and ethical compliance programs. In addition, the committee is responsible for overseeing the process of monitoring compliance to the company's code of business conduct as well as reviewing any cases of noncompliance to the code. The committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

         The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on form 10-Q. Also, the committee shall discuss the results of quarterly reviews and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         Lastly, the committee will review its charter at least annually and modify as appropriate.

         The above reference processes are set forth as guidelines with the mandate that the committee supplement them as appropriate to properly execute its duties and responsibilities.

PROXY                  MEDSOURCE TECHNOLOGIES, INC.                  PROXY


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 5, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, RICHARD J. EFFRESS and JOSEPH J. CAFFARELLI, or either of them, with full power of substitution, to vote all shares of the capital stock of MEDSOURCE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Company's annual meeting of stockholders to be held on Tuesday, November 5, 2002, at 2:00 p.m., New York time, at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, receipt of notice of which meeting and the proxy statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the notice of meeting and proxy statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         Each properly executed proxy will be voted in accordance with the specifications made below and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES AND FOR PROPOSAL 2


1.  Election of three directors           |_| FOR all nominees listed             |_| WITHHOLD AUTHORITY
                                              (except as marked to the contrary)      to vote for all listed nominees


Nominees: Richard J. Effress, William J. Kidd and T. Michael Long

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.)

2. Proposal to ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

|_|  FOR      |_|  AGAINST      |_| ABSTAIN


PLEASE MARK THIS PROXY ON THIS SIDE AND DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                                    The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR Proposal 2 and in accordance with their discretion on such other matters as may properly come before the meeting.

                                    Dated: ______________________________, 2002

                                    --------------------------------------------

                                    --------------------------------------------
                                                    Signature(s)


                                    (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

PLEASE MARK THIS PROXY ON THE REVERSE SIDE AND DATE AND SIGN THIS PROXY ON THIS SIDE


                                      -2-